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                                                                   EXHIBIT 10.19


                         THE J.H. HEAFNER COMPANY, INC.
                             1999 STOCK OPTION PLAN


1.       Purpose.

         The purpose of the 1999 Stock Option Plan (the "Plan") of The J.H. Heafner Company, Inc., a North Carolina corporation (the "Company"), is to attract and retain employees (including officers), directors and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, and to furnish additional incentives to such persons to enhance the value of the Company over the long term by encouraging them to acquire a proprietary interest in the Company.

2.       Definitions.

         For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Affiliate" means any entity if, at the time of granting of an Option, (i) the Company, directly, owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 20% of the combined voting power of all classes of stock of the Company.

                  (b) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the Optionee's rights under the Plan upon the Optionee's death, or, if there is no such designation or no such designated person survives the Optionee, then the person, persons, trust or trusts entitled by will or applicable law to receive such rights or, if no such person has such right then the Optionee's executor or administrator.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Change in Control" means the first to occur of any of the following: (i) the sale (including by merger, consolidation or sale of stock of subsidiaries or any other method) of all or substantially all of the assets of the Company and its consolidated subsidiaries (taken as a whole) to any person or entity not directly or indirectly controlled by the holders of at least 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company (excluding shares owned by employees of the Company as of the date of determination), (ii) at any time prior to the consummation of an initial public offering of Stock of the Company or other common stock of the Company having the voting power to elect directors, a transaction (except pursuant to such initial public offering) resulting in the Principal Shareholders owning, collectively, less than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company (excluding shares owned by employees of the Company as of the date of determination), (iii) at any time after the consummation of an initial public offering of Stock of the Company or other common stock of the Company having the voting power to elect directors, the acquisition (except pursuant to such initial public offering) by any person or entity (other than the Principal Shareholders) not directly or indirectly controlled by the Company's stockholders of more than 30% of the Combined Voting Power of the then outstanding shares of capital stock of the Company (excluding shares owned by employees of the Company as of the date of determination), (iv) individuals serving as directors of the Company on the Effective Date and who were nominated or selected to serve as directors by one or more Principal Shareholders (together with any new directors whose election was approved by a vote of (A) such individuals or directors whose election was previously so approved or (B) Principal Shareholders holding a majority of the aggregate voting power of the capital stock of the Company held by all Principal Shareholders) cease for any reason to constitute a majority of the Board of the Company, (v) the adoption of a plan relating to the liquidation or



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dissolution of the Company in connection with an equity investment or sale or a business combination transaction or (vi) any other event or transaction that the Board of the Company deems to be a Change in Control.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "Combined Voting Power" with respect to capital stock of the Company means the number of votes such stock is normally entitled (without regard to the occurrence of any contingency) to vote in an election of directors of the Company.

                  (g) "Committee" means the committee, consisting of at least two members of the Board, established by the Board to administer the Plan.

                  (h) "Company" means The J.H. Heafner Company, Inc., a corporation organized under the laws of the State of North Carolina, or any successor corporation.

                  (i)      "Effective Date" is defined in Section 8(i).

                  (j) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Board acting in its sole discretion and in good faith.

                  (k) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

                  (l)      "NQSO" means any Option not designated as an ISO.

                  (m)      "Option" means a right, granted to an Optionee under
Section 6(b) of the Plan, to purchase shares of Stock, subject to the terms and conditions of this Plan. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Subsidiary.

                  (n) "Optionee" means a person who, as an employee, director or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Option.

                  (o) "Plan" means The J.H. Heafner Company, Inc. 1999 Stock Option Plan, as amended from time to time.

                  (p) "Principal Shareholders" means (i) Charlesbank Equity Fund IV, Limited Partnership and the investors in such fund, (ii) Charlesbank Equity Fund IV G.P. Limited Partnership, (iii) Charlesbank Capital Partners, LLC (and any other fund managed by Charlesbank Capital Partners, LLC), (iv) any investor (other than The 1818 Mezzanine Fund, L.P.) whose investment in the Company is approved by the representative of management on the board of the Company, (v) any new investors in the Company designated as Principal Shareholders by Charlesbank Capital Partners, LLC within one year of the initial investment by Charlesbank Equity Fund IV, Limited Partnership, and (vi) any corporation, partnership, limited liability company or other entity a majority of the capital stock or other ownership interests of which are directly or indirectly owned by any of the foregoing.

                  (q) "Stock" means the Class A Common Stock, par value $.01 per share, of the Company.



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                  (r)      "Stock Option Agreement" means any written agreement,
contract, or other instrument or document evidencing an Option.

                  (s) "Subsidiary" means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation.

                  (t) "Ten Percent Shareholder" means a person or persons who own, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.       Administration.

         The Plan shall be administered by the Committee which shall consist of a committee of not less than two persons appointed by the Board. The Committee shall have full power to construe and interpret the Plan, to establish rules for its administration and to grant Options. The Committee may establish rules setting forth terms and conditions for a specified group of Options. The Committee may act by a majority of a quorum (a quorum being a majority of the members of such Committee) present at a called meeting or by unanimous written consent of all of its members. All actions taken and decisions made by the Board or the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan.

4.       Eligibility.

         Options may be granted in the discretion of the Committee to employees (including officers), directors and independent contractors of the Company and its present or future Subsidiaries and Affiliates. In determining the persons to whom Options shall be granted and the type of Options granted (including the number of shares to be covered by such Options), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.       Stock Subject to the Plan.

         The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 1,050,000 shares of Stock, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in private transactions or otherwise. The number of shares of Stock available for issuance under the Plan shall be reduced by the number of shares of Stock subject to outstanding Options. If any shares subject to an Option are forfeited, canceled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan. In no event shall any Optionee acquire, pursuant to any awards of Options under this Plan, more than 80% of the aggregate number of shares of Stock reserved for awards under the Plan.

         In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitation upon Options to be granted to any Optionee, in the number, kind and



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option price of shares subject to outstanding Options and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Option shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to cause the Company to issue or assume stock options, whether or not in transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of the Stock available for issuance under this Section 5 will be increased to reflect such substitution or assumption.

6.       Specific Terms of Options.

                  (a) General. Options may be granted at the discretion of the Committee. The term of each Option shall be for such period as may be determined by the Committee. The Committee may make rules relating to Options, and may impose on any Option or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

                  (b) Options. The Committee is authorized to grant Options to Optionees on the following terms and conditions:

                           (i) Type of Option. The Stock Option Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO (in the event its terms, and the individual to whom it is granted, satisfy the requirements for ISOs under the Code), or an NQSO.

                           (ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, (i) such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option or such other exercise price as may be required by the Code, and (ii) if the Optionee is a Ten Percent Shareholder, such exercise price shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant of such Option, in no event shall the exercise price for the purchase of shares of Stock be less than par value and the term of the Option shall be no more than five years. Options shall be exercised by (i) giving written notice thereof to the Company, and (ii) paying the exercise price. In addition to any other method of payment which may be acceptable to the Committee, if permitted by the Committee in its sole discretion at the time of exercise, payment may be effected, either in whole or in part, by the surrender to the Company of outstanding Stock. Any Stock so surrendered shall be valued at the Fair Market Value on the date on which such shares are surrendered.

                           (iii) Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Stock Option Agreement. As a condition to exercising any Option, the Optionee shall exercise and deliver to the Company an agreement in substantially the form of Exhibit A hereto or in such other form as the Company may reasonably require.

                           (iv) Termination of Employment, etc. An Option may not be exercised unless the Optionee is then in the employ or a director of, or then maintains an independent contractor relationship with, the Company or any Subsidiary or



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                  Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has continuously maintained any of such relationships since the date of grant of the Option; provided that, the Stock Option Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option. The Committee may establish a period during which the Beneficiaries of an Optionee who died while an employee, director or independent contractor of the Company or any Subsidiary or Affiliate or during any extended period referred to in the immediately preceding proviso may exercise those Options which were exercisable on the date of the Optionee's death; provided that no Option shall be exercisable after its expiration date.

                           (v) Transferability. Except as otherwise provided in this Section 6(b)(v), Options are not transferable other than as designated by the Optionee, in his or her most recently filed Beneficiary designation filed with the Company, or if there is no such designation or no such designated person survives the Optionee, as designated by the Optionee by will or by the laws of descent and distribution, and during the Optionee's life, may be exercised only by the Optionee. However, an Optionee, with the approval of the Committee, may transfer Options for no consideration to or for the benefit of the Optionee's Immediate Family or to a partnership or limited liability company for one or more members of the Optionee's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to Options prior to such transfer. The foregoing right to transfer Options shall apply to the right to consent to amendments to the Stock Option Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with Options. The term "Immediate Family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Optionee).

                           (vi) Other Provisions. Options may be subject to such other conditions as the Committee may prescribe in its discretion.

7.       Change in Control Provisions.

         Upon a Change in Control, the treatment of each Option issued under the Plan shall be as set forth in the applicable Stock Option Agreement. Nothing contained herein shall prevent the substitution of a new option by the Company after a Change in Control.

8.       General Provisions.

                  (a) Fair Market Value of Common Stock. In determining the Fair Market Value of the Stock for purposes of the Plan, the Board may rely on a valuation report by an investment banking or valuation firm selected by the Board. In the event the Stock becomes listed on any national stock exchange or quoted on the national market quotations system, the Fair Market Value of the Stock shall, as of any day, be the closing price for the immediately preceding trading day.

                  (b) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Stock Option Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option



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until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

                  (c) No Right to Continued Employment, etc. Nothing in the Plan or in any Option granted or Stock Option Agreement entered into pursuant to the Plan shall confer upon any Optionee the right to continue in the employ of, or to continue as a director of or an independent contractor to, the Company, any Subsidiary or any Affiliate, as the case may be, or to be entitled to any remuneration or benefits not set forth in the Plan or such Stock Option Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment, directorship or independent contractor relationship.

                  (d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan (including from a distribution of Stock), or any other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and an Optionee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

                  (e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option theretofore granted under the Plan.

                  (f) No Rights to Options; No Stockholder Rights. No person shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to such Optionee for such shares.

                  (g) Unfunded Status of Options. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

                  (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of North Carolina without giving effect to the conflict of laws principles thereof.

                  (i) Effective Date; Plan Termination. (i) The Plan shall take effect upon its adoption by the Board (the "Effective Date"), but the Plan (and any grants of Options made prior to the stockholder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Options shall be null and void.

                  (ii) The Board may terminate the Plan at any time with respect to any shares of Stock that are not subject to Options. Unless terminated earlier by the Board, the Plan shall terminate ten years after the Effective Date and no Options shall be granted under the Plan after



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such date. Termination of the Plan under this Section 8(h) will not affect the rights and obligations of any Optionee with respect to Options granted prior to termination.



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                                                                       Exhibit A
                                                       to 1999 Stock Option Plan
                                                 and 1999 Stock Option Agreement

             Form of Stockholders' Agreement to be entered into upon
                   exercise of Options under Option Agreement


                  STOCKHOLDERS' AGREEMENT, dated as of ________________, _____, between THE J.H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), and _______________________ (the "Purchaser").

                                  Introduction

                  The Purchaser is, upon the date hereof, exercising the Purchaser's option to purchase _________ shares (the "Shares") of the Company's Class A common stock, par value $.01 per share (the "Common Stock"), at a price of $__________ per Share (the "Purchase Price"), pursuant to the Company's 1999 Stock Option Plan (the " Option Plan").

                  As a condition to the Purchaser's exercise of his option to acquire the Shares, the Purchaser is entering into this agreement.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                            Transferability of Shares

                  SECTION 1.1. Stock Transfer Restrictions. The Purchaser shall not sell, assign, pledge, give away or otherwise transfer (a "Transfer") any Shares except in accordance with the procedures set forth in this Agreement. Any attempted Transfer of Shares not permitted by this Agreement shall be null and void, and the Company shall not in any way give effect to any such Transfer. Any proposed Transfer of Shares shall be null and void, and the Company shall not in any way give effect to any such Transfer, unless the transferee of such Shares who is not, immediately prior to such Transfer, a management stockholder shall agree in writing to be bound by and comply with the provisions of this Agreement.

                  SECTION 1.2. Termination of Employment. (a) Termination by Company for Cause or by Purchaser without Good Reason. If the Company shall terminate the Purchaser's employment for "Cause" or the Purchaser shall terminate his employment with the Company other than for "Good Reason" (as such terms are defined below), the Company shall have the right, commencing on the date of such termination and continuing until the first anniversary



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thereof, to purchase all or part of such Purchaser's Shares at the Repurchase
Price (as defined below) applicable thereto, provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement, indenture, note or other agreement from making such repurchase, in whole or in part, the Company shall have the right to purchase such Shares until the expiration of 45 days after such first anniversary. In the event the Company does not exercise its right to purchase such Shares, or is unable to purchase such Shares, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then the Company shall so notify the Principal Shareholders in writing no later than the first anniversary of the date of termination triggering the right to purchase, and for a period of 60 days following the first anniversary of such termination the Principal Shareholders (through their agent Charlesbank Capital Partners, LLC.) shall have all the rights conferred on the Company pursuant to this Section 1.2(a). For purposes of this Section 1.2, "Company" shall include any subsidiary of the Company with respect to a Purchaser employed directly by such subsidiary.

                  For purposes of this Agreement,

                  "Cause", with respect to the Purchaser, has the meaning set forth in the executive severance or employment agreement, if any, then in effect between the Company and the Purchaser or, in the absence of such an agreement, shall mean (i) the Purchaser's conviction of, or plea of guilty or nolo contendere to a felony, (ii) the Purchaser's gross negligence in the performance of his employment services to the Company, which is not corrected within 15 business days after written notice, (iii) the Purchaser's knowingly dishonest act, or knowing bad faith or willful misconduct in the performance of such services to the material detriment of the Company, which is not corrected within 15 business days after written notice, or (iv) the Purchaser's other material breach of his obligations as an employee or officer of the Company which is not corrected within a reasonable period of time (determined in light of the cure appropriate to such material breach, but in no event less than 15 business days) after written notice.

                  "Combined Voting Power" with respect to capital stock of the Company means the number of votes such stock is normally entitled (without regard to the occurrence of any contingency) to vote in an election of the directors of the Company.

                  "EBITDA" means earning before interest, taxes, depreciation, and amortization as reflected in the Company's financial statements for the four full fiscal quarters immediately preceding the date on which such termination shall have occurred. Adjustments for unusual items will be made in the reasonable discretion of the Board of Directors of the Company, after consultation with the Chief Executive Officer of the Company.

                  "Good Reason", with respect to the Purchaser, has the meaning set forth in the executive severance or employment agreement, if any, then in effect between the Company and the Purchaser or, in the absence of such an agreement, shall mean any of the following, unless the basis for such Good Reason is cured within a reasonable period of time (determined in light of the cure appropriate to the basis of such Good Reason, but in no event less than 15 business



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days) after the Company receives written notice specifying the basis of such
Good Reason: (i) the failure of the Company to pay any undisputed amount due to the Purchaser in connection with his employment by the Company or a substantial diminution in benefits provided pursuant to such employment other than a reduction in benefits or salary applicable to all of the Company's bonus eligible employees, (ii) a substantial diminution in the status, position and responsibilities of the Purchaser that is not instituted to all employees of the Company or (iii) the Company requiring the Purchaser to be based at any office or location that requires a relocation or commute greater than 50 miles from the office or location to which the Purchaser is currently assigned; provided, however, that Good Reason shall not be deemed to exist due to the travel requirements consistent with the performance of the Purchaser's employment services.

                  "Principal Shareholders" means any of the following (i) Charlesbank Equity Fund IV, Limited Partnership and the investors in such fund,
(ii) Charlesbank Equity Fund IV G.P. Limited Partnership, (iii) Charlesbank Capital Partners, L.L.C. (and any other fund managed by Charlesbank Capital Partners, LLC), (iv) any investor (other than The 1818 Mezzanine Fund, L.P.) whose investment in the Company is approved by the representative of management on the board of the Employer, (v) any new investors in the Company designated as Principal Shareholders by Charlesbank Capital Partners, LLC within one year of the initial investment by Charlesbank Equity Fund IV, Limited Partnership, and
(vi) any corporation, partnership, limited liability company or other entity a majority of the capital stock or other ownership interests of which are directly or indirectly owned by any of the foregoing.

                  "Repurchase Price" means, with respect to each Share owned by any Purchaser, (a) in the event of any termination, excluding a termination described in clause (b) below, the greater of (i) the Purchase Price applicable thereto, and (ii) the quotient obtained by dividing the Net Equity Value by the total number of shares of Common Stock outstanding on the date of termination of such Purchaser's employment (on a fully diluted basis, after assuming the issuance of shares of Common Stock pursuant to the exercise of in-the-money options granted under the Option Plans and in-the-money Warrants), (b) in the event of a termination (i) by the Company for Cause or (ii) within 24 months of the date hereof, by a Purchaser other than for Good Reason, the Purchase Price applicable thereto, and (c) notwithstanding the terms of clauses (a) and (b) above, in the event of a termination by the Company for a Specified Cause Event or in the event that following termination for any reason the Purchaser violates the confidentiality or non-compete provisions of any executive severance, employment or non-competition agreement with the Company, the lesser of (i) the Purchase Price applicable thereto and (ii) the quotient obtained by dividing the Net Equity Value by the total number of shares of Common Stock outstanding on the date of termination of such Purchaser's employment (on a fully diluted basis, after assuming the issuance of shares of Common Stock pursuant to the exercise of in-the-money options granted under the Option Plans and in-the-money Warrants). "Net Equity Value" means the sum of (x) 6 times the Company's EBITDA plus (y) the aggregate exercise price of all in-the-money options granted under the Option Plans and all in-the-money Warrants, less (z) the aggregate amount of principal of and interest on (in the case of debt) and liquidation value of (in the case of capital stock) all debt for borrowed money and Preferred Stock (or any replacements therefor) owed or outstanding as of the date of such termination.



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                  "Specified Cause Event" means (1) a proven or admitted act of fraud, misappropriation or embezzlement by the Purchaser that is detrimental to the Company or (2) the Purchaser's conviction of or plea of guilty or nolo contendere to a felony that is related to the Company or the performance of the Purchaser's services for the Company.

                  (b) Termination by Company other than for Cause or by Purchaser with Good Reason. If the Company shall terminate the Purchaser's employment other than for Cause or the Purchaser shall terminate his employment with the Company for Good Reason, the Purchaser shall have the right, commencing on the date of such termination and continuing until the first anniversary thereof, to require the Company to purchase all or part of the Purchaser's Shares at the Repurchase Price applicable thereto; provided that if and to the extent that, prior to such first anniversary, the Company is prohibited under the terms of any loan agreement, indenture, note or other agreement from purchasing such Shares to the extent so required by the Purchaser borrowed money from purchasing such Shares to the extent so required by the Purchaser, the Company shall not be obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition. In the event the option is not exercised, the Company shall have the right, commencing on the first anniversary and continuing until the second anniversary thereof, to purchase all of the Purchaser's Shares at the Repurchase Price applicable thereto. In the event the Company does not exercise its right to purchase such Shares, or is unable to purchase such Shares, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then the Company shall so notify the Principal Shareholders in writing no later than the second anniversary of the date of termination triggering the right to purchase, and for a period of 60 days following the second anniversary of such termination the Principal Shareholders (through their agent Charlesbank Capital Partners, LLC) shall have all the rights conferred on the Company pursuant to this Section 1.2(b).

                  (c) Termination or Repurchase upon Death. If the Purchaser's employment with the Company shall terminate due to the Purchaser's death, or, if within one year after any other termination of employment with the Company, the Purchaser shall die, the Company shall have the right to purchase, and the Purchaser's descendants shall have the right to require the Company to purchase, all or part of the Purchaser's Shares at the Repurchase Price applicable thereto, commencing on the date of death of the Purchaser and continuing until the first anniversary thereof; provided that if and to the extent that, prior to such anniversary, the Company is prohibited under the terms of any loan agreement, indenture, note, or other agreement from purchasing such Shares to the extent so required by the Purchaser's descendants, the Company shall not be obligated to make such purchase until it is no longer prohibited from doing so, in which case payment shall be made promptly after the removal of such prohibition. In the event the Company does not exercise its right to purchase such Shares, or is unable to purchase such Shares, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then the Company shall so notify the Principal Shareholders in writing not later than the first anniversary of the date of the death triggering the right to purchase, and for a period of 60 days following the first anniversary of the date of death the Principal Shareholders (through their agent Charlesbank

Capital Partners, LLC) shall have all the rights conferred on the Company pursuant to this Section 1.2(c).

                  (d) Delivery of Payment. The Company or the Principal Shareholders or the Purchaser, as the case may be, shall notify the other of such party's exercise of its rights under this Section 1.2 by giving written notice of such exercise at least 10 and not more than 30 days before the date established by such electing party for such purchase or sale, as the case may be. On the date so designated, the Company or the Principal Shareholders shall deliver the appropriate Repurchase Price to the Purchaser by certified check or money order and the Purchaser shall deliver the certificates evidencing the Shares being purchased, duly endorsed for transfer as the Company or the Principal Shareholders may direct, and free and clear of any claim, encumbrance, pledge, lien, security interest or other restriction ("Claim"). If any Shares evidenced by a certificate so surrendered are not being purchased pursuant to the terms hereof, the Company shall promptly issue to the Purchaser a replacement certificate evidencing the Shares not so purchased.

                  SECTION 1.3. Transfers Among Management or to Descendants. The Purchaser may, so long as any right has not been exercised with respect to such Shares pursuant to Section 1.2, Transfer any Shares to a management employee of the Company or one of its subsidiaries who has acquired or does acquire shares of Common Stock pursuant to a purchase agreement containing transfer and other restrictions substantially similar to, and no less favorable to the Company than, those contained herein or pursuant to an exercise of any option under the Option Plan (a "Management Employee"). The Purchaser may Transfer all or any portion of the Purchaser's Shares to the Purchaser's spouse or descendants or a trust for the benefit of the Purchaser or his or her spouse or descendents or to a partnership or corporation controlled by the Purchaser or his or her spouse or descendants. Such Transfer shall be effective only if the transferee agrees to be bound by the terms of this Agreement.

                  SECTION 1.4. Right of First Offer. With respect to any Shares that a Purchaser wishes to Transfer, other than pursuant to Section 1.3 hereof, the following provisions shall apply.

                  (a) If the Purchaser desires to Transfer any such Shares, the Purchaser shall deliver to the Company, the Principal Shareholder, and the Management Employees a written notice, which shall be irrevocable for a period of 60 days after delivery, offering all of such Shares to the Company and the Management Employees, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, the Principal Shareholders, at the purchase price and on the terms specified in the written notice. The Company shall have the first right and option, for a period of 30 days after delivery of such written notice, to purchase all (but not part) of such Shares at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the Purchaser within such 30-day period.

                  (b) If the Company fails to accept such offer, then upon the earlier of the expiration of such 30-day period or upon the receipt of a written rejection of such offer from the

Company, the Principal Shareholders shall have the second right and option, until 15 days after the expiration of the 30-day period, to purchase all (but not part) of such Shares offered at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the transferring Purchaser within the 15-day period.

                  (c) If the Principal Shareholders fail to accept such offer, then upon the earlier of the expiration of such 15-day period or upon the receipt of a written rejection of such offer from the Principal Shareholders, the Management Employees (as a group) shall have the third right and option, until 15 days after the expiration of the 15-day period, to purchase on a pro rata basis with all Management Employees so electing all (but not part) of such Shares offered at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the Purchaser within the second 15-day period.

                  (d) If the Company, Principal Shareholders, and the Management Employees do not elect to purchase the Shares so offered, then the Purchaser may Transfer all (but not part) of such Shares at a price not less than the price, and on terms not more favorable to the transferee of such Shares than the terms, stated in the original written notice of intention to sell, at any time within 15 days after the expiration of the period in which the Management Employees could elect to purchase such Shares. If such Shares are not sold by the Purchaser during such 15-day period, the right of the Purchaser to sell such Shares shall expire and the rights and obligations set forth in this
Section 1.4 shall be reinstated with respect to such Shares.

                  (e)      The rights of the Principal Shareholders under this
Section 1.4 shall terminate if at the time of the proposed Transfer the Principal Shareholders do not own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company.

                  SECTION 1.5. Lock-up Agreements. If the Company proposes to register under the Securities Act any of its Common Stock for sale to the public, the Purchaser shall enter into such agreement (a "Lock-up Agreement") as may be requested by the underwriters of such registered offering, pursuant to which Lock-up Agreement the Purchaser shall refrain from selling any Shares during the period of distribution of Common Stock by such underwriters and for a period of up to 180 days following the effective date of such registration.

                  SECTION 1.6 Take-Along. If Charlesbank Capital Partners, LLC agrees to transfer all of the shares of Common Stock which it owns and which are owned by funds that it manages to any person or entity other than an affiliate of the Principal Shareholders, and so long as the Principal Shareholders then own more than 50% of the Combined Voting Power of the then outstanding shares of capital stock of the Company, then Charlesbank Capital Partners, LLC shall have the right to require the Purchasers to sell their Shares to such person or entity upon the same terms and subject to the same conditions as the Principal Shareholders have agreed to sell their shares. The Principal Shareholders shall provide a written notice of such sale not less than 30 days prior to the closing of such sale.

                                   ARTICLE II

                 Representations and Warranties of the Purchaser

                  The Purchaser represents and warrants to the Company as follows:

                  SECTION 2.1. Capacity; Binding Agreements. The Purchaser has all requisite capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  SECTION 2.2. Conflicts; Consents. The execution and delivery by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Purchaser with any of the provisions hereof do not and will not (i) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Purchaser is a party, or by which the Purchaser or any of the Purchaser's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been obtained, (ii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Purchaser or any of the Purchaser's properties or assets or (iii) result in the creation or imposition of any Claim upon any of the Purchaser's properties or assets.

                  SECTION 2.3.  Purchase for Own Account.

                  (a) The Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for his own account and the Purchaser has no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state thereof. If the Purchaser should in the future decide to dispose of any of the Shares, the Purchaser understands and agrees that he may do so only in compliance with this Agreement and with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If the Purchaser should decide to dispose of any Shares, the Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at the Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law in connection with such disposition to the effect that the proposed disposition of the Shares will not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion.

                  (a) The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR

         OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES. THE TRANSFER OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER LIMITED BY THE PROVISIONS OF THE STOCKHOLDER'S AGREEMENT BETWEEN THE J.H. HEAFNER COMPANY, INC. AND THE MANAGEMENT STOCKHOLDER IDENTIFIED THEREIN, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICE OF THE COMPANY."

                  SECTION 2.4. Nature of Purchaser. The Purchaser has such knowledge and experience in financial and business matters so that he is capable of evaluating the relative merits and risks of purchasing the Shares. The Purchaser has adequate means of providing for his current economic needs and possible personal contingencies, has no need for liquidity in his investment in the Company and is able financially to bear the risks of such investment.

                                   ARTICLE III

                                  Miscellaneous

                  SECTION 3.1. Option Shares; Dividends; Reclassifications. If, subsequent to the date hereof, any additional shares of Common Stock are issued to the Purchaser pursuant to the exercise of any option (including options granted under the Option Plan), warrant or other security convertible into or exercisable for shares of Common Stock, or any shares or other securities are issued with respect to, or in exchange for, any of the Shares by reason of any reincorporation, stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares of Common Stock and such other shares or securities shall be deemed to be Shares for all purposes of this Agreement.

                  SECTION 3.2. Survival of Provisions; Termination. (a) All of the representations, warranties and covenants made herein and each of the provisions of this Agreement shall, except as otherwise expressly set forth herein, survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, the acceptance of the Shares and payment therefor or the termination of this Agreement.

                  (b) This Agreement shall terminate upon the earliest to occur of the (i) issuance by the Company or sale by the shareholders of the Company to the public on a Form S-1 under the Securities Act of 1933, as amended, of shares of Common Stock representing at least 40% of the Common Stock outstanding after such issuance or sale, (ii) tenth anniversary of the date of this Agreement and (iii) written consent of the Purchaser, all Management Employees and the Company. Upon such a termination, all rights and obligations under this Agreement shall terminate, except the Purchaser's obligations under
Section 1.5 with respect to a Lock-up

Agreement entered into in connection with a public offering referred to in the foregoing clause (i), if applicable.

                  SECTION 3.3. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 3.3:

                           (a)      if to the Company:

                                    The J.H. Heafner Company, Inc.
                                    2105 Water Ridge Parkway
                                    Suite 500
                                    Charlotte, North Carolina  28217
                                    Attention:  J. Michael Gaither
                                    Telecopier No.:  (704) 423-8987

                                    with a copy to:

                                    Howard, Smith & Levin LLP
                                    1330 Avenue of the Americas
                                    New York, New York 10019
                                    Attention:  Scott F. Smith, Esq.
                                    Telecopier No.:  (212) 841-1010

                           (b)      if to the Purchaser, at the address set
forth opposite the Purchaser's name on the signature pages hereof; and

                           (c)      if to the Principal Shareholders:

                                    Charlesbank Capital Partners, LLC
                                    600 Atlantic Avenue
                                    Boston, Massachusetts  02210-2203
                                    Attention: Mark A. Rosen and Tami E. Nason
                                    Telecopier: (617) 619-5402

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, NY 10022
                                    Facsimile:  (212) 735-2000
                                    Attention:  David J. Friedman

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after delivery to a courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  SECTION 3.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The provisions of Article I also shall inure to the benefit of and be enforceable by any Management Employee and the Principal Shareholders. The Purchaser may assign its rights hereunder only in conjunction with, and to a transferee of, a Transfer permitted pursuant to the terms of
Article I, and any such assignee shall be deemed to be a "Purchaser" for purposes of this Agreement. The Company may not assign any of its rights or obligations hereunder without the consent of the Purchaser; provided that any successor by merger or consolidation of the Company or similar transaction shall be bound by and benefit from the terms hereof as if named as the Company hereunder.

                  SECTION 3.5. Amendment and Waiver. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth herein. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Purchaser and with respect to any amendment, modification or termination of the rights or obligations of the Principal Shareholders under
Article I, the Principal Shareholders (through their agent Charlesbank Capital Partners, LLC).

                  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchaser in any case shall entitle the Company or the Purchaser to any other or further notice or demand in similar or other circumstances.

                  SECTION 3.7. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 3.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 3.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 3.10. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  SECTION 3.11. Entire Agreement. This Agreement, together with the terms of the Common Stock, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Common Stock, supersede all prior agreements and understandings among the parties with respect to such subject matter.

                  SECTION 3.12. Expenses. Each party to this Agreement shall each bear its or his own costs incurred in connection with the negotiation, execution and delivery and enforcement of this Agreement, including the fees and expenses of lawyers, financial advisors and accountants.

                  SECTION 3.13. Certain Definitions and Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP or generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article or Section is to the Article or Section of this Agreement.

                  [FOR OPTIONEES PARTY TO 1997 PURCHASE AGREEMENT AND NOT 1999 PURCHASE AGREEMENT --

                  SECTION 3.14. 1997 Purchase Agreement. The Purchaser is party to a Securities Purchase and Stockholders' Agreement, dated as of May 27, 1997 (the "1997 Purchase Agreement'), with the Company pursuant to which the Purchaser purchased shares (the "1997 Shares") of Class A Common Stock in the Company and pursuant to which the Purchaser agreed to certain terms and conditions regarding the Purchaser's ownership of such shares of Class A Common Stock. The Purchaser and the Company agree that, with respect to the 1997 Shares, in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the 1997 Purchase Agreement, the terms and conditions of this Agreement shall control.

                  IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed and delivered as of the date first above written.

                                    THE J.H. HEAFNER COMPANY, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                       -----------------------------------------
Address for Notices:                   Name: